Exhibit 99.2
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Enovix Announces Pricing of $300.0 Million Offering of 4.75% Convertible Senior Notes Due 2030

September 11, 2025

FREMONT, Calif., September 11, 2025 (GLOBE NEWSWIRE) -- Enovix Corporation (Nasdaq: ENVX, ENVXW) (the “Company” or “Enovix”), a leader in advanced silicon battery technology, today announced the pricing of $300.0 million aggregate principal amount of 4.75% Convertible Senior Notes due 2030 (the “Notes”) in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Enovix also granted the initial purchasers of the Notes an option to purchase up to an additional $60 million aggregate principal amount of Notes for settlement within a 13-day period beginning on, and including, the date on which the Notes are first issued. The Offering is expected to close on September 15, 2025, subject to customary closing conditions.

The Notes will be general unsecured obligations of Enovix and will accrue interest payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026, at a rate of 4.75% per year. The Notes will mature on September 15, 2030, unless earlier converted, redeemed or repurchased.

Enovix estimates that the net proceeds from the Offering will be approximately $290.4 million (or approximately $348.6 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Enovix. The Company expects to use approximately $37.7 million of the net proceeds from the Offering to pay the cost of the capped call transactions described below. The Company intends to use the remaining net proceeds of the Offering for general corporate purposes, which may include to fund a portion of the purchase price for potential acquisitions. Although Enovix does not currently have any commitments or agreements to make any acquisitions, from time to time the Company evaluates potential acquisition targets in the battery ecosystem where it believes it could accelerate the adoption of its batteries into additional markets and customers through the acquisition of businesses or technologies. Enovix is currently in preliminary discussions with a number of such companies that it believes could be EBITDA accretive within 12 months following the acquisition and that it believes present potential long-term revenue synergies for its business; however, the Company does not have any current commitments or agreements to make any such acquisitions. Such discussions are in preliminary stages, and there can be no assurances that Enovix makes any such acquisitions or that any such acquisition would be consummated and actually result in the accretion or revenue synergies that the Company expects. If the initial purchasers exercise their option to purchase additional Notes, Enovix expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties (as defined below).
The Notes will be convertible at the option of the holders only upon the occurrence of certain events and during certain periods. The Notes will be convertible into cash, shares of Enovix common stock or a combination of cash and shares of Enovix common stock, at Enovix’s election. The initial conversion rate is 89.2160 shares of Enovix common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $11.21 per share of Enovix common stock, which represents a conversion premium of approximately 22.5% to the last reported sale price of Enovix common stock on the Nasdaq Global Select Market on September 10, 2025), and will be subject to customary anti-dilution adjustments.

Enovix may not redeem the Notes prior to September 20, 2028. Enovix may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after September 20, 2028, if a certain liquidity condition has been satisfied and the last reported sale price of Enovix common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately

Exhibit 99.2
preceding the date on which Enovix provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Enovix redeems less than all of the outstanding Notes, at least $150 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant redemption notice.

If Enovix undergoes a “fundamental change,” then, subject to certain conditions and limited exceptions, holders may require Enovix to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Enovix delivers a notice of redemption, Enovix will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

In connection with the pricing of the Notes, Enovix entered into four separate capped call transactions with each of certain initial purchasers or affiliates thereof and other financial institutions (the “Option Counterparties”) with final expirations occurring approximately six months, twelve months, eighteen months and thirty-six months, respectively, after the issuance of the Notes. The capped call transactions collectively cover, subject to customary adjustments, the number of shares of Enovix common stock initially underlying the Notes. The capped call transactions are expected generally to offset the interim dilutive impact of the Notes to Enovix common stock that would occur (and/or cash payments the Company would be required to make) if the Notes were converted at or near the expiration of each capped call transaction, with such offset subject to a cap. Because the expirations of the capped call transactions do not match the maturity of the Notes, the capped call transactions will not offset the actual dilutive impact of the Notes to Enovix common stock and/or the actual cash payments Enovix is required to make upon conversion of the Notes.

The cap prices of the capped call transactions relating to the Notes are initially $16.47 at the six month expiry, approximately $17.84 at the twelve month expiry, approximately $18.76 at the eighteen month expiry and $20.13 at the thirty-six month expiry, respectively, which together represent an average premium of 100.0% over the last reported sale price of Enovix common stock on the Nasdaq Global Select Market on September 10, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Enovix expects the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to Enovix common stock and/or purchase shares of Enovix common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Enovix common stock or the trading price of the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to shares of Enovix common stock and/or purchasing or selling shares of Enovix common stock or other securities of Enovix in secondary market transactions following the pricing of the Notes and prior to the expiration of each capped call transaction. This activity could also cause or avoid an increase or a decrease in the market price of Enovix common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, this could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its Notes.

The Notes and any shares of Enovix common stock potentially issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Exhibit 99.2

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements including statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, about the proposed terms of the Notes and capped call transactions; the completion, timing and size of the proposed Offering of the Notes and capped call transactions; the investors purchasing Notes and the amounts thereof; and the anticipated use of proceeds from the Offering, including the Company’s evaluation of potential acquisition targets that the Company believes could accelerate the adoption of the Company’s batteries into additional markets and customers through the acquisition of businesses or technologies, that Enovix believes could be EBITDA accretive within 12 months following such acquisition and that Enovix believes present potential long-term revenue synergies for its business.

The words anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent Enovix’s current beliefs, estimates, expectations and plans (including, without limitation, with respect to potential acquisitions) and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing Enovix’s estimates, expectations and plans (including, without limitation, with respect to the Company’s use of proceeds to pursue potential acquisitions) and assumptions as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to market risks, trends and conditions, as well as the risks summarized in Risk Factors” in the Company’s Form 10-Q for the quarter ended June 29, 2025 relating to acquisitions. These risks are not exhaustive. Further information on these and other risks that could affect Enovix’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 29, 2024, the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025 (including, without limitation, the risks summarized in the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2025 relating to acquisitions), and the future reports that it may file from time to time with the SEC. Enovix assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Lahey
ir@enovix.com

Chief Financial Officer:

Ryan Benton
ryan.benton@enovix.com

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